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                                                                     EXHIBIT 4.3



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                     UNIVERSAL HEALTH REALTY INCOME TRUST



                                ---------------

                                    BYLAWS

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                                INDEX OF BYLAWS

                                      OF

                  UNIVERSAL HEALTH REALTY INCOME TRUST, INC.
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                             ARTICLE I - TRUSTEES

Section No.                                                                 Page
-----------                                                                 ----

1.1      Fiduciary Duty........................................................1
1.2      Qualifying Shares Not Required........................................1
1.3      Quorum................................................................1
1.4      Number and Term; Election.............................................1
1.5      Place of Meeting......................................................1
1.6      Organizational Meetings...............................................1
1.7      Regular Meetings......................................................2
1.8      Special Meetings......................................................2
1.9      Adjourned Meetings....................................................2
1.10     Waiver of Notice......................................................2
1.11     Action Without Meeting................................................3
1.12     Telephone Meetings....................................................3
1.13     Committee Rules.......................................................3


                             ARTICLE II - OFFICERS

2.1      Enumeration...........................................................4
2.2      Powers and Duties of the Chairman.....................................4
2.3      Powers and Duties of the President....................................4
2.4      Powers and Duties of Vice-President...................................4
2.5      Duties of the Secretary...............................................4
2.5(a)   Minutes...............................................................4
2.5(b)   Books and other Records...............................................5
2.5(c)   Share Register........................................................5
2.5(d)   General Duties........................................................5
2.6      Duties of the Treasurer...............................................5


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                          ARTICLE III - SHAREHOLDERS

Section                                                                     Page
-------                                                                     ----

3.1      Effect of Quorum......................................................5
3.2      Place of Meeting......................................................5
3.3      Annual Meeting........................................................6
3.4      Special Meetings......................................................6
3.5      Notice of Regular or Special Meetings.................................6
3.6      Notice of Adjourned Meetings..........................................7
3.7      Proxies...............................................................7
3.8      Consent of Absentees..................................................7
3.9      Voting Rights.........................................................7


                             ARTICLE IV - ADVISOR

4.1      Term..................................................................8
4.2      Other Activities of Advisor...........................................8
4.3      Advisor Compensation..................................................9
4.4      Annual Total Operating Expenses.......................................9


                  ARTICLE V - INVESTMENT POLICY AND POLICIES
                     WITH RESPECT TO CERTAIN DISTRIBUTIONS
                                TO SHAREHOLDERS

5.1      Statement of Policy..................................................11
5.2      Prohibited Investments and Activities................................12
5.3      Appraisals...........................................................13
5.4      Change in Investment Policies........................................13


                          ARTICLE VI - MISCELLANEOUS

6.1      Record Dates and Closing of Transfer Books...........................13
6.2      Inspection of Bylaws.................................................13


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                           ARTICLE VII - AMENDMENTS

Section                                                                     Page
-------                                                                     ----

7.1      By Trustees..........................................................14


           ARTICLE VIII - DEFINITIONS

8.1      Definitions..........................................................14


           ARTICLE IX - FISCAL YEAR

9.1      Fiscal Year..........................................................14


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                                   ARTICLE I

                                   TRUSTEES

       SECTION 1.1 Fiduciary Duty. The Trustees shall have a fiduciary duty to the Shareholders of the Trust.

       SECTION 1.2 Qualifying Shares Not Required. Trustees need not be Shareholders of Universal Health Realty Income Trust (the "Trust").

       SECTION 1.3 Quorum. A majority of the Trustees shall constitute a quorum subject to the provisions of Section 2.6 of the Trust's Declaration of Trust, as it may be amended from time to time (the "Declaration").

       SECTION 1.4 Number and Term; Election. The number and terms of the Trustees shall be as provided in Section 2.1 of the Declaration. Trustees shall be elected at Annual Meetings of Shareholders as provided in Section 2.1 of the Declaration. If Trustees are not so elected at an Annual Meeting or if such meeting is not held, Trustees may be elected at a special meeting of Shareholders.

       SECTION 1.5 Place of Meeting. Meetings of the Trustees shall be held at the principal office of the Trust or at such place within or without the State of Maryland as the Chairman or the President shall direct or as is fixed from time to time by resolution of the Trustees. Whenever a place other than the principal office is fixed by the Chairman or the President or by resolution as the place at which future meetings are to be held, written notice thereof shall be sent to all Trustees a reasonable time in advance of any meeting to be held at such place.

       SECTION 1.6 Organizational Meetings. Immediately following each Annual Meeting of Shareholders, a regular meeting of the Trustees shall be held for the purpose of organizing, electing officers and transacting other business. Notice of such meetings need not be given.


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       SECTION 1.7 Regular Meetings. Regular meetings of the Trustees shall be held at the place determined pursuant to Section 1.4 hereof on the dates, if any, established at each organizational meeting of the Trustees and notice of such regular meetings of the Trustees is hereby dispensed with.

       SECTION 1.8 Special Meetings. Special meetings of the Trustees may be called at any time by the Chairman or President, and the Chairman or President shall call a special meeting at any time upon the written request of three (3) Trustees. Written notice of the time and place of a special meeting shall be given to each Trustee, either personally or by sending a copy thereof by mail or by telegraph, charges prepaid, to his address appearing on the books of the Trust or theretofore given by him to the Trust for the purpose of notice. In case of personal service, such notice shall be so delivered at least twenty-four (24) hours prior to the time fixed for the meeting. If such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Trust is located at least seventy-two (72) hours prior to the time fixed for the holding of the meeting. If telegraphed, it shall be delivered to the telegraph company at least forty-eight (48) hours prior to the time fixed for the holding of the meeting. If notice is not so given by the Secretary, it may be given in the same manner by the Chairman, President or the Trustees requesting the meeting.

       SECTION 1.9 Adjourned Meetings. A quorum of the Trustees may adjourn any Trustees' meeting to meet again at a stated day and hour. In the absence of a quorum, a majority of the Trustees present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Trustees. The motion for adjournment shall be lodged with the records of the Trust. Notice of the time and place of an adjourned meeting need not be given to any Trustee present at the adjourned meeting if the time and place is fixed at the meeting adjourned.

       SECTION 1.10 Waiver of Notice. The transactions of any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present signs a written waiver of notice, a consent to the


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holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

       SECTION 1.11 Action Without Meeting. Unless specifically otherwise provided in the Declaration, any action required or permitted to be taken by the Trustees may be taken without a meeting if a majority of the Trustees (or a majority of the Independent Trustees as to any action which requires such a majority) shall individually or collectively consent in writing to such action. Such written consent or consents shall be lodged with the records of the Trust and shall have the same force and effect as the affirmative vote of such Trustees at a duly held meeting of the Trustees at which a quorum were present.

       SECTION 1.12 Telephone Meetings. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting shall be able to hear one another and participate therein. Such meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

       SECTION 1.13 Committee Rules. Unless the Trustees otherwise provide, each committee designated by the Trustees pursuant to Section 2.8 of the Declaration may adopt, amend and repeal rules for the conduct of such committee's business. In the absence of a provision by the Trustees or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Trustees conduct their business pursuant to
Article II of the Declaration and this Article I of these Bylaws.


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                                  ARTICLE II

                                   OFFICERS

       SECTION 2.1 Enumeration. The officers of the Trust shall be a President, a Secretary, a Treasurer, and such other officers as are elected by the Trustees including, in their discretion, a Chairman and one or more assistant secretaries and assistant treasurers, with such duties as are assigned to them by the Trustees. Officers shall be elected by and shall hold office at the pleasure of the Trustees. When the duties do not conflict, any two or more officers, except those of Chairman and/or President and Secretary, may be held by the same person.

       SECTION 2.2 Powers and Duties of the Chairman. The Chairman, if there shall be such an officer, shall, if present, preside at all meetings of the Shareholders and the Trustees and may be the chief executive officer of the Trust if the Trustees so elect.

       SECTION 2.3 Powers and Duties of the President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, the President shall, subject to the control of the Trustees and the supervision of the Chairman, have general supervision, direction and control of the business of the Trust and its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. In the absence of the Chairman, or if there be none, he shall preside at all meetings of the Shareholders and/or Trustees and, unless the Chairman has been designated as chief executive officer, shall be chief executive officer of the Trust. He shall be, ex officio, a member of all standing committees.

       SECTION 2.4 Powers and Duties of Vice-President. Each Vice-President, if any, designated by the Trustees shall be an administrative officer of the Trust and have such duties as are designated by the President or the Trustees.

       SECTION 2.5 Duties of the Secretary. The Secretary shall:

           (a) Minutes. Keep full and complete minutes of the meetings (or actions in lieu thereof) of the Trustees, any committees of the Trustees and the Shareholders and give notice, as required, of all such meetings;


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           (b) Books and Other Records. Maintain custody of and
       keep the books of account and other records of the Trust except such as are in the custody of the Treasurer;

           (c) Share Register. Maintain at the principal office of the Trust a share register, showing the ownership and transfers of ownership of all shares of the Trust, unless a transfer agent is employed to maintain and does maintain such a share register; and

           (d) General Duties. Generally, perform all duties which pertain to his office and which are required by the Trustees.

       An Assistant Secretary or Secretaries may be appointed to assist, or to act in the absence of, the Secretary.

       SECTION 2.6 Duties of the Treasurer. The Treasurer shall perform all duties which pertain to his office and which are required by the Trustees, including without limitation the receipt, deposit and disbursement of funds belonging to the Trust.

       An Assistant Treasurer or Treasurers may be appointed to assist, or to act in the absence of, the Treasurer.

                                  ARTICLE III

                                 SHAREHOLDERS

       SECTION 3.1 Effect of Quorum. Subject to the provisions of the Declaration, the Shareholders present at a duly called or held meeting at which a quorum is present (such quorum determined pursuant to Section 3.9 of the Declaration) may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders so that the remaining Shareholders constitute less than a quorum.

       SECTION 3.2 Place of Meeting. Meetings of the Shareholders shall be held at the principal office of the Trust or at such place within or without the State of Maryland as is designated by the Trustees or the Chairman or President or by the written consent of a majority


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of the Shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Trust.

       SECTION 3.3 Annual Meeting. A regular Annual Meeting of the
Shareholders shall be called by the Chairman or President after the end of each fiscal year, commencing with the fiscal year ending December 31, 1986.

       SECTION 3.4 Special Meetings. Special meetings of the
Shareholders may be held at any time for any purpose or purposes permitted by the Declaration and shall be called as provided in Section 3.9 of the Declaration.

       SECTION 3.5 Notice of Regular or Special Meetings. Written notice specifying the place, day and hour of any regular or special meeting, the purposes of the meeting, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph, charges prepaid, to his or her address appearing on the books of the Trust or theretofore given by him or her to the Trust for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Trust is situated. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders at least fifteen (15) days and not more than sixty (60) days before the date on which it is to be held. Whenever an officer has been duly requested to call a special meeting of Shareholders, it shall be his duty to fix the date and hour thereof, which date shall be not less than twenty (20) days and not more than sixty (60) days after the receipt of such request if the request has been delivered in person or after the date of mailing the request, as the case may be, and to give notice of such special meeting within ten (10) days after receipt of such request. If the date of such special meeting is not so filed and notice thereof given within ten (10) days after the date of receipt of the request, the date and hour of such meeting may be fixed by the person or persons calling or requesting the meeting and notice thereof shall be given by such person or persons not less than twenty (20) nor more than sixty (60) days before the date on which the meeting is to be held.


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       SECTION 3.6 Notice of Adjourned Meetings. It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

       SECTION 3.7 Proxies. The appointment of a proxy or proxies for any meeting of Shareholders entitled to vote shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent and filed with such officer of the Trust as the Trustees shall have designated for such purpose for verification prior to such meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution. At a meeting of Shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the Secretary of the meeting unless inspectors of election are appointed pursuant to
Section 3.10 hereof in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

       SECTION 3.8 Consent of Absentees. The transactions of any meeting of Shareholders, either annual, special or adjourned, however called and noticed, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and if, either before or after the meeting, each Shareholder entitled to vote, not present in person or by proxy, signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be lodged with the Trust records or made a part of the minutes of the meeting.

       SECTION 3.9 Voting Rights. If no date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only persons in whose names Shares entitled to vote are registered on the share records of the Trust at the opening of business on the day of any meeting of Shareholders shall be entitled to vote at such meeting.


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                                  ARTICLE IV

                                    ADVISOR

       SECTION 4.1 Term. The Trustees shall not enter into any advisory contract with the Advisor unless such contract has an initial term of not more than one year, provides for annual renewal or extension thereafter, provides for termination thereof by the Trustees without cause at any time upon sixty (60) days' written notice by the Trustees, by affirmative vote or written consent of a majority of the Independent Trustees, and provides for termination thereof by the Advisor without cause at any time after the expiration of a period specified in such contract (which period shall not be shorter than the original term) without penalty upon sixty (60) days' written notice by the Advisor. In the event of the termination of an advisory contract, the terminated Advisor shall be required to cooperate with the Trust and take all reasonable steps requested to assist the Trustees in making an orderly transition of the advisory function. It shall be the duty of the Trustees annually to evaluate the performance of the Advisor, and the Trustees have a fiduciary duty to the Shareholders to supervise the relationship of the Trust with the Advisor.

       SECTION 4.2 Other Activities of Advisor. The Advisor shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to other investors or any other Persons (including other REITs) and the management of other investments. The Trustees may request the Advisor to engage in certain other activities which complement the Trust's investments, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

       Neither the Advisor nor (subject to any applicable provisions of Section
4.8 of the Declaration) any Affiliate of the Advisor shall be obligated to present any particular investment opportunities to the Trust, even if such opportunities are of a character such that, if presented to the Trust, they could be taken by the Trust, and, subject to the foregoing, each of them shall be protected in taking for its own account or recommending to others any such particular investment opportunity.


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       SECTION 4.3 Advisor Compensation. The Trustees, including a majority of the Independent Trustees, shall at least annually review generally the performance of the Advisor in order to determine whether the compensation which the Trust has contracted to pay to the Advisor is reasonable in relation to the nature and quality of services performed and whether the provisions of the advisory contract with the Advisor are being carried out. Each such determination shall be based on such of the following and other factors as the Trustees (including the Independent Trustees) deem appropriate and shall be reflected in the minutes of the meetings of the Trustees:

           (a) the size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Trust;

           (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust;

           (c) the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

           (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or brokerage commissions and servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business;

           (e) the quality and extent of service and advice furnished by the Advisor;

           (f) the performance of the investment portfolio of the Trust, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

           (g) the quality of the portfolio of the Trust in relationship to any investments generated by the Advisor for its own account.

       SECTION 4.4 Annual Total Operating Expenses. Each advisory contract with an Advisor shall provide that the Total Operating Expenses of the Trust shall not exceed in any fiscal year the lower of:


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           (a) the greater of (i) two percent (2%) of the
       Average Invested Real Estate Assets for such fiscal year or
       (ii) twenty-five percent (25%) of the Net Income for such fiscal year (calculated before the deduction therefrom of such Total Operating Expenses); or

           (b) the lowest of any applicable operating expense limitations that may be imposed by law or regulation in a state in which any securities of the Trust are or will be qualified for sale or by a national securities exchange on which any securities of the Trust are or may be listed, as such limitations may be altered from time to time.

       The Independent Trustees shall at least annually determine whether the total fees and expenses of the Trust are reasonable in light of the investment experience of the Trust, its Net Assets, its Net Income and the fees and expenses of comparable REITs. Each such determination shall be reflected in the minutes of meetings of the Trustees.

       Within sixty (60) days after the end of any fiscal quarter of the Trust ending on or after December 31, 1986, for which Total Operating Expenses (for the twelve months then ended) exceed either of the expense limitations provided in subparagraphs (a) or (b) of this Section 4.5, the Trust shall send to the Shareholders a written disclosure of such fact, together with an explanation of the factors, if any, which the Trustees (including a majority of the Independent Trustees) have concluded were sufficiently unanticipated, unusual or nonrecurring to justify such higher Total Operating Expenses.

       Each advisory contract with the Advisor shall provide that in the event that the Total Operating Expenses exceed any of the limitations provided in this Section 4.5, then the Advisor shall refund to the Trust (which refund may be accomplished, at the option of the Trust, by a reduction of the Advisor's compensation) the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Trust exceed the limitations herein; provided, however, that with respect to the limitations provided in subparagraphs (a) or
(b) of this Section 4.5, only so much of such excess need be refunded as the Trustees, including a majority of the Independent Trustees, shall have found to be unjustified as provided above.


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                                   ARTICLE V

                        INVESTMENT POLICY AND POLICIES
                            WITH RESPECT TO CERTAIN
                         DISTRIBUTIONS TO SHAREHOLDERS

       SECTION 5.1 Statement of Policy. It shall be the general objectives of the Trust (i) to provide current income for distribution to Shareholders through investments in income-producing, health care-related facilities, (ii) to provide Shareholders with the opportunity for additional returns through participation in any increases in the operating revenues of income-producing, health care-related facilities and (iii) to preserve and protect Shareholders' capital. These general objectives shall be pursued in a manner consistent with the investment policies specified in the remainder of this Section 5.1.

       While the Trustees are authorized pursuant to the Declaration to invest the Trust Estate in a wide variety of investments, it shall be the policy of the Trustees to invest the major portion of the Trust Estate in income-producing health care-related facilities including, acute care, rehabilitative care, long-term care and psychiatric and substance abuse recovery facilities, retirement housing facilities, custodial care facilities, medical care office buildings, and ancillary support facilities associated with any of the foregoing.

       The Trust may make secured or unsecured borrowings to make permitted additional Real Estate Investments and secured or unsecured borrowings for normal working capital needs, including the repair and maintenance of properties in which it has invested, tenant improvements and leasing commissions. The Trust may make such borrowings from third parties or, subject to approval by a majority of the Independent Trustees, from Affiliates of the Advisor. Interest and other financing charges or fees to be paid on loans from such Affiliates will not exceed the interest and other financing charges or fees which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area.

       To the extent that the Trust Estate has assets not otherwise invested in accordance with this Section 5.1, subject to Section 8-302 of the Corporations and Associations Article of the Annotated Code of Maryland, the Trust may invest in such assets as the Advisor and/or the Trustees shall determine.


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       It shall be the policy of the Trustees to make investments in such manner as to comply with the requirements of the Internal Revenue Code with respect to the composition of the investments and the derivation of the income of a real estate investment trust as defined in the REIT Provisions of the Internal
Revenue Code; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his own willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

       SECTION 5.2 Prohibited Investments and Activities. The Trustees shall not engage in any of the following investment practices or activities:

           (a) investing in any junior mortgage loan unless (i) the capital invested in such mortgage loan is adequately secured on the basis of the equity of the borrower in the property underlying such investment and the ability of the borrower to repay the mortgage loan, or (ii) such loan is a financing device entered into by the Trust to establish the priority of its capital investment over the capital invested by others investing with the Trust in a real estate project;

           (b) investing in commodities or commodity futures contracts, other than interest rate futures, when used solely for hedging purposes;

           (c) investing in contracts for the purchase of real estate, unless such contracts are recordable in the chain of title;

           (d) issuing Securities that are redeemable at the option of the holders thereof;

           (e) underwriting or distributing as agent securities issued by others;

           (f) investing more than ten percent (10%) of the Trust's assets in unimproved real property;

           (g) engaging in trading, as compared with investment activities;

           (h) making secured and unsecured borrowings which in the aggregate exceed 300% of the Net Assets of the Trust, unless approved by a majority of the Independent Trustees and disclosed in the next quarterly report of the Trust, along with an explanation for such excess;


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

           (i) any activity that would disqualify the Trust as a real estate investment trust under the provisions of the Code; or

           (j) using or applying for farming, agriculture, horticulture or similar purposes in violation of Section
       8-302(b) of the Corporations and Associations Article of the Annotated Code of Maryland.

       SECTION 5.3 Appraisals. If the Trustees shall at any time purchase Real Property, or interests therein, the consideration paid therefor shall generally be based upon the fair market value thereof as determined by an appraisal by a person who is not an Affiliate of the Trust or the Advisor and who is, in the sole judgment of the Trustees, properly qualified to make such a determination.

       SECTION 5.4 Change in Investment Policies. Notwithstanding anything to the contrary contained herein, the investment policies set out in this Article V may be changed by a vote of a majority of the Trustees, including a majority of the Independent Trustees without any shareholder vote.


                                  ARTICLE VI

                                 MISCELLANEOUS

       SECTION 6.1 Record Dates and Closing of Transfer Books.
Pursuant to the Declaration, the Trustees may fix record dates for specified purposes. If a record date is so fixed, only Shareholders of record on the date so fixed shall be entitled to the rights to which the record date pertains.

       SECTION 6.2 Inspection of Bylaws. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.


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                                  ARTICLE VII

                                  AMENDMENTS

       SECTION 7.1 By Trustees. Except for any change for which the Declaration requires approval by more than a majority vote, these Bylaws may be amended or repealed or new or additional Bylaws may be adopted by the vote or written consent of a majority of the Trustees.


                                 ARTICLE VIII

                                  DEFINITIONS

         SECTION 8.1 Definitions. All terms defined in the Declaration shall have the same meaning when used in these Bylaws.


                                  ARTICLE IX

                                  FISCAL YEAR

       SECTION 9.1 Fiscal Year. The fiscal year of the Trust shall be the calendar year.



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